SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II

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Information Statement
Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed Information Statement provides important information regarding new managers that have been appointed to one or more of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of agreements with the new managers, which were selected by Strategic Advisers LLC, which is the adviser to the Strategic Advisers Funds and provides discretionary investment management services to the Fidelity managed account program. These changes may provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. You may not hold all of the funds discussed in this document. No other action is required by you.

* You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

This Page is Intentionally Left Blank

IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® LARGE CAP FUND

STRATEGIC ADVISERS® SHORT DURATION FUND

(THE FUNDS)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

BOSTON, MASSACHUSETTS 02210

1-800-544-3455

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust) to the shareholders of Strategic Advisers® Large Cap Fund and Strategic Advisers® Short Duration Fund (each, a Fund and collectively, the Funds), each a series of the Trust. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers LLC (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about November 8, 2022, to shareholders of record as of October 3, 2022. This Information Statement is intended to inform you that one or more new sub-advisers have been appointed to your fund(s). No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on September 7, 2022, of the following new sub-advisory and sub-subadvisory arrangements:

Fund	Sub-Adviser or Sub-Subadviser
Strategic Advisers® Large Cap Fund (Large Cap Fund)	D. E. Shaw Investment Management, L.L.C. (DESIM or New Sub-Adviser)
Strategic Advisers® Short Duration Fund (Short Duration Fund)	T. Rowe Price Hong Kong Limited (TRPHK or New Sub-Subadviser)
T. Rowe Price International Ltd (TRPIL or New Sub-Subadviser)

The purpose of this Information Statement is to provide an overview of the Trustees’ decision to appoint DESIM as an additional sub-adviser for Large Cap Fund in connection with a new strategy (the New Strategy), and TRPHK and TRPIL as additional sub-subadvisers for Short Duration Fund for a previously approved strategy (the Existing Strategy) for existing sub-adviser T. Rowe Price Associates, Inc. (T. Rowe Price), and to discuss the terms of the new sub-advisory agreement with DESIM (the Sub-Advisory Agreement) and each new sub-subadvisory agreement (each a Sub-Subadvisory Agreement and collectively, the Sub-Subadvisory Agreements; and

together with the Sub-Advisory Agreement, the Agreements) with TRPHK and TRPIL. This is a joint Information Statement for multiple series of the Trust. You may not own shares of all Funds included in this Information Statement. Shares of the Funds are offered exclusively to certain clients of Strategic Advisers or its affiliates and are not available for sale to the general public.

INTRODUCTION

Strategic Advisers is the Funds’ investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers and the Trust by the SEC on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940, as amended (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed each of DESIM, TRPHK and TRPIL as an additional sub-adviser or sub-subadviser to each applicable Fund and approved each Agreement at a meeting on September 7, 2022. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of each of DESIM, TRPHK and TRPIL under the terms of the applicable Agreement was in the best interest of each applicable Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds’ investment adviser. Strategic Advisers directs the investments of each Fund in accordance with its respective investment objective, policies and limitations pursuant to a management contract (each, a Management Contract and collectively, the Management Contracts) for each Fund that was approved by the Board, including a majority of the Independent Trustees, and by the initial sole shareholder on the following dates:

Fund	Board Approval	Initial Sole Shareholder Approval
Large Cap Fund	June 3, 2020	November 11, 2020
Short Duration Fund	October 1, 2018(1)	December 19, 2011

(1) Amended and Restated date of Management Contract.

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The Management Contracts were most recently renewed by the Board, including a majority of the Independent Trustees, on September 7, 2022. Strategic Advisers is authorized, in its discretion, to allocate each Fund’s assets pursuant to its investment strategy. In addition, Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining each Fund’s records; maintaining the registration and qualification of each Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of Strategic Advisers for performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers’ annual Management Fee rate and the total fees payable monthly to the Fund’s sub-advisers based on each sub-adviser’s allocated portion of the Fund’s average daily net assets throughout the month. Each Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for each Fund through the expiration dates shown in the table below. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate of a Fund will not exceed the rate shown in the table below for such Fund.

Fund	Strategic Advisers’ portion of the Management Fee	Maximum Aggregate Annual Management Fee Rate	Management Fee Waiver Expiration Date
Large Cap Fund	0.25%	0.65%	September 30, 2025
Short Duration Fund	0.25%	0.55%	September 30, 2025

Strategic Advisers may not discontinue or modify the management fee waiver prior to its expiration date without the approval of the Board. The addition of each of DESIM, TRPHK, and TRPIL will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver arrangement discussed above, for each applicable Fund.

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In addition to DESIM, TRPHK, and TRPIL, the following serve as sub-advisers or sub-subadvisers to the Funds:

Fund	Existing Sub-Advisers and Sub-Subadvisers
Large Cap Fund	AllianceBernstein L.P. (AllianceBernstein), Aristotle Capital Management, LLC, Brandywine Global Investment Management, LLC, ClariVest Asset Management LLC, ClearBridge Investments, LLC (ClearBridge), FIAM LLC (FIAM), FMR Investment Management (UK) Limited (FMR UK), Fidelity Management & Research (Hong Kong) Limited (FMR H.K.), Fidelity Management & Research (Japan) Limited (FMR Japan), Geode Capital Management, LLC (Geode), J.P. Morgan Investment Management Inc. (JPMorgan), Loomis, Sayles & Company, L.P., LSV Asset Management, Neuberger Berman Investment Advisers LLC, PineBridge Investments LLC, Principal Global Investors, LLC (Principal), and T. Rowe Price
Short Duration Fund	FIAM, FMR UK, FMR H.K., FMR Japan, and T. Rowe Price

FIAM, FMR UK, FMR H.K., and FMR Japan are affiliates of Strategic Advisers.

The following tables show Management Fees paid by each Fund to Strategic Advisers and sub-advisory fees paid by Strategic Advisers, on behalf of each fund, to each Fund’s sub-advisers during the fiscal period ended May 31, 2022.

Fund	Management Fees Paid to Strategic Advisers(1)	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the Fund(1)	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Adviser(s)	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Adviser(s) as a % of Average Net Assets of the Fund
Large Cap Fund	$107,964,599	0.18%	$79,828,194(2)	0.13%(2)
Short Duration Fund	$2,595,865	0.04%	$759,209	0.01%

(1) After waivers reducing management fees in the amount of $151,654,438 for Large Cap Fund and $15,822,496 for Short Duration Fund.

(2) No sub-advisory fees were paid to Geode during the fiscal period ended May 31, 2022.

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Fund	Sub-Advisory Fees Paid by Strategic Advisers to FIAM	Sub-Advisory Fees Paid by Strategic Advisers to FIAM as a % of Average Net Assets of the Fund
Large Cap Fund	$28,189,386	0.05%
Short Duration Fund	$1,836,379	0.03%

Differences between the amount of the management fees paid by each Fund to Strategic Advisers and the aggregate amount of the sub-advisory fees paid by Strategic Advisers, on behalf of each Fund, to the sub-advisers, may be due to expense estimates, which are accrued in the period to which they relate and adjusted when actual amounts are known.

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISER AND NEW SUB-SUBADVISERS

On September 7, 2022, pursuant to the “managers of managers” arrangement, the Board approved separate agreements with each of DESIM, TRPHK and TRPIL on behalf of each applicable Fund. Pursuant to the Sub-Advisory Agreement, DESIM has day-to-day responsibility for choosing investments for the portion of assets of Large Cap Fund allocated to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments. Pursuant to the Sub-Subadvisory Agreements, TRPHK and TRPIL have day-to-day responsibilities for choosing investments for the portion of assets of Short Duration Fund allocated to TRPHK and TRPIL, respectively, by T. Rowe Price for the Existing Strategy (the Allocated Assets).

Pursuant to each Agreement, each of DESIM, TRPHK and TRPIL provides a program of continuous investment management for the portion of the respective Fund’s assets allocated to it in accordance with that Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, the respective Fund, the Board, or Strategic Advisers (or T. Rowe Price in the case of each Sub-Subadvisory Agreement) may impose. DESIM will vote Large Cap Fund’s proxies in accordance with the New Sub-Adviser’s proxy voting policies, as approved by the Board. Each New Sub-Subadviser will vote Short Duration Fund’s proxies for the Allocated Assets in accordance with the New Sub-Subadviser’s proxy voting policies, which are the same policies as approved by the Board for T. Rowe Price. Strategic Advisers has granted DESIM, and T. Rowe Price has granted TRPHK and TRPIL, authority to invest and reinvest the assets of the respective Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the respective Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of Large Cap Fund, Strategic Advisers pays DESIM a monthly asset-based fee out of the Management Fee payable by that Fund. T. Rowe Price, and not Short Duration Fund, pays the fees due to TRPHK and TRPIL under the terms of each Sub-Subadvisory Agreement.

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Each Agreement may be terminated on sixty days’ written notice to DESIM, TRPHK or TRPIL, as applicable: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of each Fund. The Sub-Advisory Agreement is terminable, without penalty, by Strategic Advisers upon sixty days’ written notice to DESIM, and by DESIM upon ninety days’ written notice to Strategic Advisers and the Trust. Each Sub-Subadvisory Agreement is terminable, without penalty, by T. Rowe Price upon 60 days’ written notice to TRPIL or TRPHK, as applicable, and by TRPHK or TRPIL, as applicable, upon 60 days’ written notice to T. Rowe Price and Short Duration Fund. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to the applicable Fund. Each Sub-Subadvisory Agreement will also terminate in the event of the termination of the sub-advisory agreement with T. Rowe Price for Short Duration Fund. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

INFORMATION ABOUT DESIM

DESIM’s main office is located at 1166 Avenue of the Americas, Ninth Floor, New York, New York 10036. DESIM is not affiliated with Strategic Advisers.

Investment Process

DESIM’s strategy for the portion of the fund’s assets allocated to it by Strategic Advisers seeks to generate attractive long-term excess returns relative to the applicable benchmark through a systematic, risk-aware approach to stock selection. The engine of this bottom-up investment approach is a suite of proprietary alpha models designed to exploit multiple independent sources of market inefficiency. The return forecasts generated by these models, along with estimates of various forms of risk and the costs of transacting, are assessed by an optimizer throughout the trading day with the goal of constructing a portfolio with the highest expected risk-adjusted return, net of trading costs, relative to the benchmark.

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Directors and Officers

The following are the directors, officers, and control persons of DESIM. Unless otherwise noted, the address of each is 1166 Avenue of the Americas, Ninth Floor, New York, New York 10036.

DIRECTORS AND OFFICERS
Name	Position
Breydo, Ruvim, Yefim	Executive Committee Member, Co-Chief Investment Officer
Kearns, Philip, Damian	Executive Committee Member, Co-Chief Investment Officer
Halaby, Alexis, Anne	Executive Committee Member
Stone, Maximilian, Dana	Executive Committee Member
Fishman, Edward, Laurence	Executive Committee Member
Thomas, Nathan, Clark	Chief Compliance Officer
Zemlyakova, Yevgenia, Vladimirovna	Chief Operating Officer
CONTROL PERSONS
Name	Relationship
Breydo, Ruvim, Yefim	Executive Committee Member, Co-Chief Investment Officer
Kearns, Philip, Damian	Executive Committee Member, Co-Chief Investment Officer
Halaby, Alexis, Anne	Executive Committee Member
Stone, Maximilian, Dana	Executive Committee Member
Fishman, Edward, Laurence	Executive Committee Member
Shaw, David, Elliot	Indirect Owner of DESIM (Limited Partner of D. E. Shaw & Co., L.P.; Sole Stockholder, Chairman, and President of D. E. Shaw & Co, Inc.).
D. E. Shaw & Co., L.P.	Managing Member of DESIM
D. E. Shaw & Co., Inc.	Indirect Owner of DESIM (General Partner of D. E. Shaw & Co, L.P.).

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of DESIM.

DESIM does not act as investment adviser or sub-adviser to any other registered investment companies (or portions thereof), which have investment objectives that are similar to the portion of the Fund that may be allocated to DESIM pursuant to the Sub-Advisory Agreement.

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INFORMATION ABOUT TRPHK AND TRPIL

TRPHK and TRPIL shall each act as investment sub-subadviser to Short Duration Fund with respect to the Allocated Assets for the Existing Strategy. The information below relates to the addition of each of TRPHK and TRPIL as a new sub-subadviser to the Fund.

TRPHK’s main office is located at 6/F Chater House, 8 Connaught Road, Central, Hong Kong. TRPIL’s main office is located at 60 Queen Victoria Street, London EC4N 4TZ, United Kingdom.

Investment Process

      With respect to the Allocated Assets, each New Sub-Subadviser’s investment decisions generally reflect its outlook for interest rates and the economy, as well as the prices, yields, and credit quality of various securities in which the Fund may invest. For example, if interest rates are expected to fall, the New Sub-Subadviser may purchase longer term securities (to the extent consistent with the Existing Strategy) in an attempt to seek higher yields and/or capital appreciation. Conversely, if interest rates are expected to rise, the New Sub-Subadviser may seek securities with shorter maturities.

Directors and Officers

The following are the directors, officers, and control persons of TRPHK and TRPIL. Unless otherwise noted, the address of each director and officer of TRPHK is 6/F Chater House, 8 Connaught Road, Central, Hong Kong, and the address of each director and officer of TRPIL is 60 Queen Victoria Street, London EC4N 4TZ, United Kingdom.

DIRECTORS AND OFFICERS - TRPHK
Name	Position
Elsie Oi Sze Chan	Director and Responsible Officer
Riki Chao	Chief Compliance Officer
Christine Po Kwan To	Director and Responsible Officer
Nicholas Trueman	Director
Ernest C. Yeung	Director and Responsible Officer
DIRECTORS AND OFFICERS - TRPIL
Name	Position
Emma Beal	Director and Assistant Secretary
Robert Charles Trant Higginbotham	Chair of the Board and Chief Executive Officer
David Oestreicher	Secretary
Justin Thomson	Director
CONTROL PERSON
Name	Relationship
T. Rowe Price Group, Inc.	Owns 100% of the stock of T. Rowe Price, which in turn owns 100% of TRPIL. TRPIL owns 100% of TRPHK.
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No officer or Trustee of the Funds is an officer, employee, director, or shareholder of TRPHK or TRPIL.

T. Rowe Price also acts as investment adviser or sub-adviser to other registered investment companies (or portions thereof) set forth below, which have investment objectives that are similar to the portion of the Fund that is allocated to T. Rowe Price for the Existing Strategy, and may be allocated to TRPHK and/or TRPIL pursuant to the Sub-Subadvisory Agreements:

Fund	Assets Under Management as of June 30, 2022
JNL/T. Rowe Price Short-Term Bond Fund	1,721,059,900
T. Rowe Price Short-Term Bond Fund	5,154,680,585

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Matters Considered by the Board in Approving the Agreements is included in Appendix A.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Company LLC, the Funds’ principal underwriter and distribution agent, is 900 Salem Street, Smithfield, Rhode Island 02917.

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BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with each Fund through the fiscal period ended May 31, 2022:

Fund	Broker	Affiliated With	Transaction Initiated By	Commissions	Percentage of Aggregate Brokerage Commissions
Large Cap Fund	FCM	FMR LLC/Strategic Advisers	AllianceBernstein	$454	0.01%
	Luminex	FMR LLC/Strategic Advisers	AllianceBernstein	$77	0.00%
	Luminex	FMR LLC/Strategic Advisers	ClearBridge	$31	0.00%
	FCM	FMR LLC/Strategic Advisers	FIAM	$34,312	0.41%
	Luminex	FMR LLC/Strategic Advisers	FIAM	$7,852	0.09%
	Luminex	FMR LLC/Strategic Advisers	Invesco(1)	$754	0.01%
	Luminex	FMR LLC/Strategic Advisers	J.P. Morgan	$9,868	0.12%
	Luminex	FMR LLC/Strategic Advisers	Principal	$53	0.00%
	Luminex	FMR LLC/Strategic Advisers	T. Rowe Price	$6,316	0.08%
Short Duration Fund	FCM	FMR LLC/Strategic Advisers	Strategic Advisers	$3,667	3.20%

(1) The sub-advisory agreement with Invesco Advisers, Inc. (Invesco) has been terminated.

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OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of August 31, 2022:

Fund	Shares Outstanding
Large Cap Fund	5,190,357,327
Short Duration Fund	483,087,161

As of August 31, 2022, the Trustees, Members of the Advisory Board (if any), and officers of each Fund owned, in the aggregate, less than 1% of each class’s total outstanding shares, with respect to each Fund.

To the knowledge of the Trust, no shareholder had substantial (5% or more) record and/or beneficial ownership with respect to each Fund as of August 31, 2022.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund’s most recent annual report and semi-annual report, if any, call 1-800-544-3455 or write to Fidelity Distributors Company LLC at 900 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company LLC, 245 Summer Street, Boston, Massachusetts, 02210, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

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APPENDIX A

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Strategic Advisers Large Cap Fund

In September 2022, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve a new sub-advisory agreement among Strategic Advisers, D. E. Shaw Investment Management, L.L.C. (New Sub-Adviser), and Fidelity Rutland Square Trust II (Trust) on behalf of the fund (New Sub-Advisory Agreement). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve the New Sub-Advisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees' counsel and through the exercise of its business judgment, that the approval of the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and that the approval of such agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. The Board's decision to approve the New Sub-Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, the fund's investment objective, strategies and related investment philosophy, the current sub-adviser line-up, and the structure of the investment personnel compensation programs and whether such structure provides appropriate incentives to act in the best interests of the fund.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of the New Sub-Adviser’s investment staff, use of technology, and approach to managing and compensating investment personnel. The Board noted that the New Sub-Adviser’s analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in its deliberations, the Board considered the New Sub-Adviser’s trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process, and their respective investments in business continuity planning, including in connection with the COVID-19 pandemic.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by the New Sub-Adviser under the New Sub-Advisory Agreement; and (ii) the resources to be devoted to the fund's compliance policies and procedures.

Investment Performance. The Board considered the historical investment performance of the New Sub-Adviser and its portfolio managers in managing accounts under a similar investment mandate.

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Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New Sub-Advisory Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. The Board considered the amount and nature of the fees to be paid by the fund to Strategic Advisers and by Strategic Advisers to the New Sub-Adviser. The Board also considered the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring the New Sub-Adviser.

The Board noted that the New Sub-Advisory Agreement will not result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers' contractual agreement to waive its portion of the fund's management fee. The Board considered that after allocating assets to the New Sub-Adviser, the fund’s management fee is expected to increase and the fund’s total net expenses are expected to decrease, and each are expected to continue to rank below the competitive peer group median reported in the June 2022 management contract renewal materials for the fund.

Based on its review, the Board concluded that the fund’s management fee structure and projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Costs of the Services and Profitability. Because the New Sub-Advisory Agreement was negotiated at arm's length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the New Sub-Advisory Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the New Sub-Advisory Agreement will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that the New Sub-Advisory Agreement provides for breakpoints that have the potential to reduce sub-advisory fees paid to the New Sub-Adviser as assets allocated to the New Sub-Adviser grow.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that the New Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and

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should be approved. In addition, the Board concluded that the approval of the New Sub-Advisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

Strategic Advisers Short Duration Fund

In September 2022, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve new sub-subadvisory agreements among (i) T. Rowe Price Associates, Inc. (TRPA) and T. Rowe Price Hong Kong Limited (T. Rowe Hong Kong) with respect to the fund (New T. Rowe Hong Kong Agreement) and (ii) TRPA and T. Rowe Price International Limited (T. Rowe International) with respect to the Fund (New T. Rowe International Agreement and, together with the New T. Rowe Hong Kong Agreement, the New Agreements). The Board, assisted by the advice of fund counsel and Independent Trustees' counsel, considered a broad range of information.

In considering whether to approve each New Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees' counsel and through the exercise of its business judgment, that the approval of each New Agreement is in the best interests of the fund and its shareholders and does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. The Board's decision to approve each New Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, and also considered the fund's investment objective, strategies and related investment philosophy and current sub-adviser line-up. The Board also considered the structures of the investment personnel compensation programs and whether such structures provide appropriate incentives to act in the best interests of the fund.

The Board noted that the New Agreements are for T. Rowe Hong Kong and T. Rowe International to each act a sub-subadviser to the fund for an existing investment mandate that is sub-advised by TRPA. The Board considered information provided by T. Rowe Hong Kong and T. Rowe International in the Board’s August 2022 materials. The Board noted that it received and considered materials relating to the nature, extent and quality of services provided by Strategic Advisers and TRPA, including the resources dedicated to investment management and support services, as well as shareholder and administrative services, in connection with its annual renewal of the fund’s management contract and sub-advisory agreements at its September 2022 meeting. The Board noted its familiarity with the nature, extent and quality of services provided by TRPA to the fund for the investment mandate, and by TRPA and T. Rowe International to other Strategic Advisers funds for different investment mandates, and considered that other than the delegation of investment discretion for a portion of the investment mandate to managers from T. Rowe Hong Kong and T. Rowe International, the New Agreements will not result in any changes to (i) the nature, extent and quality of the sub-advisory services provided; (ii) the investment process or strategies employed in the management of the fund’s assets; or (ii) the day-to-day management of the fund.

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Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of each of T. Rowe Hong Kong’s and T. Rowe International’s investment staff, use of technology, and approach to managing and compensating investment personnel. The Board noted that the New Agreements will not result in any change to the analysts that support the existing investment mandate and considered that such analysts have extensive resources, tools, and capabilities that allow them to conduct sophisticated quantitative and/or fundamental analysis. Additionally, in its deliberations, the Board considered T. Rowe Hong Kong’s and T. Rowe International’s trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process. The Board also considered T. Rowe Hong Kong’s and T. Rowe International’s investments in business continuity planning, and TRPA’s and T. Rowe International’s success in continuously providing services to the fund and/or other Strategic Advisers funds notwithstanding the disruptions caused by the COVID-19 pandemic.

Shareholder and Administrative Services. The Board considered: (i) the nature, extent, quality, and cost of advisory services to be performed by T. Rowe Hong Kong and T. Rowe International under the applicable New Agreement; and (ii) the resources to be devoted to the fund's compliance policies and procedures.

Investment Performance. The Board considered the historical investment performance of TRPA and its portfolio managers in managing the fund under the investment mandate, and that the approval of the New Agreements will not result in any changes (i) to the fund’s investment processes or strategies or (ii) except for the delegation of investment discretion for a portion of the investment mandate to managers from T. Rowe Hong Kong and T. Rowe International, in the persons primarily responsible for the day-to-day management of the fund.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under each New Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. The Board noted that the New Agreements will not result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers' contractual agreement to waive its portion of the fund's management fee.

The Board considered that TRPA, and not the fund, will compensate each of T. Rowe Hong Kong and T. Rowe International under the terms of the applicable New Agreement and that the fund and Strategic Advisers are not responsible for any such fees or expenses. The Board also considered that the New Agreements will not result in any changes to the fees paid under the sub-advisory agreement among Strategic Advisers, TRPA, and the Trust on behalf of the fund for the existing investment mandate.

Based on its review, the Board concluded that the fund's management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Because each New Agreement was negotiated at arm's length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the New Agreements.

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Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the New Agreements will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that it did not consider the possible realization of economies of scale to be a significant factor in its decision to approve the New Agreements because the fund will not bear any additional management fees or expenses under the New Agreements.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that each New Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that each New Agreement is in the best interests of the fund and its shareholders and should be approved. In addition, the Board concluded that the approval of each New Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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1.9906326.100	RS22Q3-PIS-1022